UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016 (November 16, 2016)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	811-23191	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2016, Gladstone Investment Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Investment, LLC, entered into Amendment No. 2 to its Fifth Amended and Restated Credit Agreement providing for a $165 million revolving line of credit (the “Credit Facility”) arranged by KeyBank National Association , as lender, managing agent and administrative agent, Alostar Bank of Commerce, Manufacturers and Traders Trust, East West Bank, Chemical Bank (as successor in interest to Talmer Bank and Trust) and Customers Bank, as lenders and managing agents.

Amendment No. 2 amended the Credit Facility to, among other things:

•	extend the revolving period by over two years to November 15, 2019;

•	extend the maturity date by over two years to November 15, 2021, at which time all principal and interest will be due and payable unless the Credit Facility is extended as described below;

•	lower the interest rate margin by 10 basis points to 3.15% until November 15, 2019, with the margin then increasing to 3.40% for the period from November 15, 2019 to November 15, 2020, and increasing further to 3.65% thereafter;

•	change the unused commitment fee from 0.50% of the total unused commitment amount to 0.50% on the portion of the total unused commitment amount that is less than or equal to 45% of the total commitments and 0.80% on the total unused commitment amount that is greater than 45%.;

•	reduce the current commitment amount to $165 million from $185 million and retain the ability to expand to a total facility amount of $250 million through additional commitments of new or existing lenders;

•	change the static advance rate of 50% to multi-tiered advance rates up to 64% based on collateral quality; and

•	provide two one-year extension options that may be exercised on or before the first and second anniversary of this amendment, subject to approval by all lenders.

The Credit Facility continues to include customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature. In connection with this amendment, the Company incurred fees of approximately $1.4 million. As of November 15, 2016, prior to the closing of this amendment, the Company had $60.0 million of borrowings outstanding under its existing revolving credit facility.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also issued a press release announcing the amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Fifth Amended and Restated Credit Agreement, dated as of November 16, 2016, by and among Gladstone Business Investment, LLC, as Borrower, Gladstone Management Corporation, as Servicer, Keybank National Association, as lender, managing agent and administrative agent, Alostar Bank of Commerce, Manufacturers and Traders Trust, East West Bank, Chemical Bank (as successor in interest to Talmer Bank and Trust) and Customers Bank, as lenders and managing agents.

99.1	Press Release issued by Gladstone Investment Corporation dated November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

November 17, 2016

By: /s/ Julia Ryan
Julia Ryan, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Fifth Amended and Restated Credit Agreement, dated as of November 16, 2016, by and among Gladstone Business Investment, LLC, as borrower, Gladstone Management Corporation, as servicer, Keybank National Association, as lender, managing agent and administrative agent, and Alostar Bank of Commerce, Manufacturers and Traders Trust, East West Bank, Chemical Bank (as successor in interest to Talmer Bank and Trust) and Trust and Customers Bank, as lenders and managing agents.

99.1	Press Release issued by Gladstone Investment Corporation dated November 17, 2016.